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                        CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Capital Preservation and Income Fund
(formerly Keystone America Capital Preservation and Income Fund-II)



         We consent to the use of our report dated October 27, 1995, included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "ADDITIONAL INFORMATION" in the statement of additional information.



                             /s/ KPMG Peat Marwick LLP

                             KPMG Peat Marwick LLP




Boston, Massachusetts
December 1, 1995